250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 415-4313

Arrow Reports $12.2 million in Q3 Net Income, Loan Growth of $80 Million in the Quarter

GLENS FALLS, N.Y. (October 27, 2022) – Arrow Financial Corporation (NasdaqGS® – AROW) announced financial results for the three-month period ended September 30, 2022. Net income for the third quarter of 2022 was $12.2 million and diluted earnings per share was $0.74. Loan growth and deposit growth were both strong in the quarter, increasing by $80 million and $249 million, respectively.

Third-Quarter Highlights

Earnings:
•Net income was $12.2 million.
•Net interest margin was 3.14%.
•Return on average assets (ROA) was 1.19%.
•Return on average equity (ROE) was 13.34%.
•Diluted earnings per share (EPS) was $0.74 for the third quarter.
•Net charge-offs for the third quarter of 2022 were $573 thousand as compared to $153 thousand for the comparable 2021 quarter.
•Revenue for third quarter of 2022 was $38.7 million as compared to $36.3 million for the prior-year quarter.

Balance Sheet:
•Total assets were $4.2 billion as of September 30, 2022, a record high.
•Total loans were $2.9 billion as of September 30, 2022, a record high.
•Total deposits were $3.8 billion as of September 30, 2022.
•Loans to deposits ratio as of September 30, 2022 was 77.1%

Additional Items:
•Book value per share was $20.91, down by 4.2% over the prior-year level, primarily as a result of unrealized losses within the available for sale investment portfolio as a result of increasing interest rates.
•Nonperforming assets of $10.0 million at September 30, 2022 represented 0.24% of period-end assets, down from 0.29% at September 30, 2021.

Net income for the third quarter of 2022 was $12.2 million, down slightly from $13.0 million for the prior-year period. The year-over-year decline in third-quarter net income was primarily due to a decrease of $2.4 million in income earned on loans made under the Paycheck Protection Program (PPP) in the third quarter of 2022, compared to the third quarter of 2021, offset by an increase in the provision expense for credit losses to $1.7 million for the third quarter of 2022, as compared to $99 thousand in the third quarter of 2021.

“Arrow had a very strong third quarter, including $80 million of loan growth in the third quarter to reach a record high," said Arrow President and CEO Thomas J. Murphy. "We also completed a conversion of our core banking system in the quarter, which represents a significant investment in technology, operational efficiency and the future of our digital experience. I am proud of our team for continuing to deliver value to our shareholders while advancing our long-term strategic initiatives.”

In recognition of the team's tremendous dedication and efforts, Arrow awarded a special bonus in the third quarter, similar to special pandemic bonuses awarded in 2021 and 2020 for outstanding performance.

Additionally, subsidiary Glens Falls National Bank and Trust Company announced the consolidation of a smaller Queensbury branch (Aviation Road) into its largest Queensbury branch (Upper Glen Street) as part of our ongoing branch network optimization. The consolidation is expected to become effective in December, and is paired with significant renovations to enhance the Upper Glen Street branch customer experience.

Specific details include:

Income Statement

•Net Interest Income: Net interest income for the third quarter was $30.9 million, up 7.9% from $28.6 million in the comparable quarter of 2021. Interest and fees on loans were $29.6 million for the third quarter of 2022, an increase of 9.1% from $27.2 million for the quarter ending September 30, 2021 due to loan growth and higher market rates. Interest and fees related to PPP loans, included in the $29.6 million total, were $70 thousand in the third quarter of 2022, a decrease of $2.4 million from the third quarter of 2021 resulting from the wind-down of the PPP loan program. In addition, there was an inclusion of $536 thousand to interest income related to an amortization adjustment of indirect loans during the quarter ended September 30, 2022. Interest expense for the third quarter of 2022 was $3.3 million, an increase of $2.1 million, or 182.8%, from $1.2 million in expense for the comparable quarter ending September 30, 2021 due to year-over-year deposit growth and higher deposit rates.

•Net Interest Margin: Net interest margin was 3.14% for the quarter, compared to 3.04% for the third quarter of 2021. The increase in net interest margin was due to a variety of factors including higher market rates impacting asset yields, a reduction in cash balances and a one-time adjustment related to indirect loan fees. Net interest margin, excluding PPP income, increased to 3.14% from 2.84% in the comparable prior-year quarter. The cost of interest-bearing liabilities increased primarily due to the repricing of municipal deposits.

	Three Months Ended
	September 30, 2022	September 30, 2021
Interest and Dividend Income	$34,207	$29,807
Interest Expense	3,306	1,169
Net Interest Income	30,901	28,638
Average Earning Assets(1)	3,902,119	3,734,206
Average Interest-Bearing Liabilities	2,781,985	2,705,283

Yield on Earning Assets(1)	3.48%	3.17%
Cost of Interest-Bearing Liabilities	0.47	0.17
Net Interest Spread	3.01	3.00
Net Interest Margin	3.14	3.04

Income Earned on PPP Loans included in Net Interest Income	$70	$2,530
Net Interest Income excluding PPP loans	30,831	26,108
Net Interest Margin excluding PPP loans	3.14%	2.84%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the third quarter of 2022, the provision for credit losses was $1.7 million, compared to $99 thousand in provision expense in the prior-year quarter. The key drivers for the increase were strong loan growth and a deterioration in forecasted economic conditions.

•Noninterest Income: Noninterest income for the three months ended September 30, 2022, was $7.8 million, compared to $7.7 million in the comparable 2021 quarter. Income from fiduciary activities for the three months ended September 30, 2022, decreased by $230 thousand over the comparable quarter of 2021, driven by market conditions. Fees and other services to customers increased $105 thousand over the comparable quarter of 2021. Gain on sales of loans decreased $193 thousand from the third quarter of 2021. Other operating income increased $176 thousand from the comparable quarter of 2021 due to a variety of factors, including bank-owned life insurance proceeds.

•Noninterest Expense: Noninterest expense for the third quarter of 2022 was $21.4 million, an increase from $19.4 million for the third quarter of 2021. The largest component of noninterest expense was salaries and benefits paid to our employees, which totaled $12.4 million for the third quarter of 2022. In the third quarter of 2022, $550 thousand relating to additional actuarial pension expense was recognized as a result of exceeding the threshold amount of lump sum distributions during the year. The expense for estimated credit losses on off-balance sheet credit exposures included in other expenses was $30 thousand.

•Provision for Income Taxes: The provision for income taxes was $3.4 million for the third quarter of 2022, compared to $3.8 million for the same quarter of 2021.

Balance Sheet

•Total Assets: Total assets were $4.2 billion at September 30, 2022, an increase of $161.7 million, or 4.0%, compared to September 30, 2021, and an increase of $241.6 million, or 6.1%, compared to June 30, 2022.

•Investments: Total investments were $759.4 million as of September 30, 2022, an increase of $72.2 million, or 10.5%, compared to September 30, 2021, and a decrease of $7.5 million, or 1.0%, compared to June 30, 2022. In 2022, the rising interest rate environment resulted in an increase of unrealized losses versus the comparable prior period.

•Loans: Total loans were $2.9 billion as of September 30, 2022 reaching a record high for Arrow. Loan growth for the third quarter of 2022 was $80.0 million and increased $270.0 million, or 10.2%, from September 30, 2021. In the third quarter, total outstanding commercial loans increased $16.3 million, or 2.0%, driven mostly by commercial real estate loan growth. The consumer loan portfolio grew by $24.5 million, or 2.4%, in the third quarter, primarily within the indirect automobile lending program. Total outstanding residential real estate loans increased $39.2 million, or 3.9%, for the third quarter of 2022.

•Allowance for Credit Losses: The allowance for credit losses was $29.2 million on September 30, 2022, which represented 1.00% of loans outstanding, as compared to 1.02% at September 30, 2021. Asset quality remained solid at September 30, 2022. Net loan losses, expressed as an annualized percentage of average loans outstanding, were 0.08% for the three-month period ended September 30, 2022, as compared to 0.07% for the three-month period ended June 30, 2022 and 0.02% for the three-month period ended September 30, 2021. Nonperforming assets of $10.0 million at September 30, 2022, represented 0.24% of period-end assets, compared to 0.29% at September 30, 2021.

•Deposits: At September 30, 2022, deposit balances were $3.8 billion. Deposits in the third quarter of 2022 increased by $249.4 million from the prior quarter and increased by $189.5 million, or 5.3%, from the prior-year level. Municipal deposits increased $127.3 million in the third quarter and $13.8 million, or 1.4%, from September 30, 2021. Non-municipal deposits increased $122.1 million for the quarter and $175.7 million, or 6.7%, from September 30, 2021. Noninterest-bearing deposits represented 24.0% of total deposits at September 30, 2022, compared to 23.4% of total deposits at September 30, 2021. At September 30, 2022, total time deposits were $186.7 million.

•Capital: Total stockholders’ equity was $345.6 million on September 30, 2022, down $14.6 million, or 4.1%, from September 30, 2021. Accumulated other comprehensive loss was $49.1 million as of September 30, 2022, primarily as a result of unrealized losses within the available-for-sale investment portfolio. Arrow's regulatory capital ratios remained strong in the third quarter of 2022. As of September 30, 2022, Arrow's Common Equity Tier 1 Capital Ratio was 13.14% and Total Risk-Based Capital Ratio was 14.93%. The capital ratios of Arrow and both its subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Cash and Stock Dividends: On September 15, 2022, Arrow distributed a cash dividend of $0.27 per share. Additionally, a 3% stock dividend was distributed on September 23, 2022. This is the 14th consecutive year Arrow has declared a stock dividend.

•Industry Recognition: In the third quarter of 2022, both of Arrow's banking subsidiaries once again earned BauerFinancial, Inc. 5-Star Exceptional Performance Bank ratings.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission (SEC) and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obliged to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$29,618	$27,157	$82,263	$79,354
Interest on Deposits at Banks	1,201	163	1,826	351
Interest and Dividends on Investment Securities:
Fully Taxable	2,603	1,632	7,236	4,809
Exempt from Federal Taxes	785	855	2,422	2,682
Total Interest and Dividend Income	34,207	29,807	93,747	87,196
INTEREST EXPENSE
Interest-Bearing Checking Accounts	267	155	629	566
Savings Deposits	2,469	424	3,778	1,490
Time Deposits over $250,000	89	39	143	228
Other Time Deposits	150	133	370	511
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	—	—	3
Federal Home Loan Bank Advances	110	197	405	586
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	173	173	513	513
Interest on Financing Leases	48	48	145	146
Total Interest Expense	3,306	1,169	5,983	4,043
NET INTEREST INCOME	30,901	28,638	87,764	83,153
Provision for Credit Losses	1,715	99	3,389	(286)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	29,186	28,539	84,375	83,439
NONINTEREST INCOME
Income From Fiduciary Activities	2,341	2,571	7,454	7,538
Fees for Other Services to Customers	3,071	2,966	8,916	8,494
Insurance Commissions	1,650	1,576	4,783	4,842
Net Gain (Loss) on Securities	95	(106)	379	250
Net Gain on Sales of Loans	18	211	80	2,251
Other Operating Income	652	476	2,121	1,405
Total Noninterest Income	7,827	7,694	23,733	24,780
NONINTEREST EXPENSE
Salaries and Employee Benefits	12,427	11,377	35,400	33,360
Occupancy Expenses, Net	1,521	1,403	4,721	4,480
Technology and Equipment Expense	4,049	3,833	11,802	11,002
FDIC Assessments	295	249	893	764
Other Operating Expense	3,156	2,561	7,922	7,582
Total Noninterest Expense	21,448	19,423	60,738	57,188
INCOME BEFORE PROVISION FOR INCOME TAXES	15,565	16,810	47,370	51,031
Provision for Income Taxes	3,402	3,821	10,658	11,483
NET INCOME	$12,163	$12,989	$36,712	$39,548
Average Shares Outstanding [1]:
Basic	16,512	16,508	16,506	16,495
Diluted	16,558	16,568	16,553	16,554
Per Common Share:
Basic Earnings	$0.74	$0.79	$2.22	$2.40
Diluted Earnings	0.74	0.78	2.22	2.39
[1] 2021 Share and Per Share Amounts have been restated for the September 23, 2022, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	September 30, 2022	December 31, 2021	September 30, 2021
ASSETS
Cash and Due From Banks	$44,872	$26,978	$49,430
Interest-Bearing Deposits at Banks	328,557	430,718	548,936
Investment Securities:
Available-for-Sale at Fair Value	575,054	559,316	486,900
Held-to-Maturity (Fair Value of $175,800 at September 30, 2022; $201,292 at December 31, 2021; and $203,936 at September 30, 2021)	182,178	196,566	198,337
Equity Securities	2,126	1,747	1,886
FHLB and Federal Reserve Bank Stock	4,720	5,380	5,380
Loans	2,924,794	2,667,941	2,654,751
Allowance for Credit Losses	(29,232)	(27,281)	(26,956)
Net Loans	2,895,562	2,640,660	2,627,795
Premises and Equipment, Net	54,015	46,217	44,003
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,604	1,918	2,006
Other Assets	122,217	96,579	84,558
Total Assets	$4,232,778	$4,027,952	$4,071,104
LIABILITIES
Noninterest-Bearing Deposits	910,221	810,274	841,910
Interest-Bearing Checking Accounts	1,113,850	994,391	1,035,358
Savings Deposits	1,584,373	1,531,287	1,515,692
Time Deposits over $250,000	59,059	82,811	73,889
Other Time Deposits	127,602	131,734	138,714
Total Deposits	3,795,105	3,550,497	3,605,563
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	—	2,426
Federal Home Loan Bank Term Advances	25,000	45,000	45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,131	5,169	5,181
Other Liabilities	41,992	36,100	32,763
Total Liabilities	3,887,228	3,656,766	3,710,933
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at September 30, 2022, December 31, 2021 and September 30, 2021	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (21,423,992 Shares Issued at September 30, 2022 and 20,800,144 Shares Issued at December 31, 2021 and September 30, 2021)	21,424	20,800	20,800
Additional Paid-in Capital	399,461	377,996	377,349
Retained Earnings	57,778	54,078	47,936
Accumulated Other Comprehensive (Loss) Income	(49,070)	347	(3,719)
Treasury Stock, at Cost (4,900,975 Shares at September 30, 2022; 4,759,414 Shares at December 31, 2021 and 4,780,496 Shares at September 30, 2021)	(84,043)	(82,035)	(82,195)
Total Stockholders’ Equity	345,550	371,186	360,171
Total Liabilities and Stockholders’ Equity	$4,232,778	$4,027,952	$4,071,104

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net Income	$12,163	$11,974	$12,575	$10,309	$12,989
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	70	114	96	(104)	(79)

Share and Per Share Data:[1]
Period End Shares Outstanding	16,523	16,503	16,493	16,522	16,500
Basic Average Shares Outstanding	16,512	16,494	16,511	16,509	16,508
Diluted Average Shares Outstanding	16,558	16,535	16,566	16,574	16,568
Basic Earnings Per Share	$0.74	$0.72	$0.76	$0.62	$0.79
Diluted Earnings Per Share	0.74	0.72	0.76	0.61	0.78
Cash Dividend Per Share	0.262	0.262	0.262	0.252	0.245

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$209,001	$232,545	$410,644	$551,890	$416,500
Investment Securities	821,052	822,112	797,347	681,732	675,980
Loans	2,872,066	2,804,180	2,678,796	2,660,665	2,641,726
Deposits	3,598,519	3,569,754	3,582,256	3,590,766	3,435,933
Other Borrowed Funds	50,125	50,140	68,596	70,162	72,187
Shareholders' Equity	361,675	357,228	370,264	364,409	359,384
Total Assets	4,047,738	4,012,999	4,054,943	4,060,540	3,902,041
Return on Average Assets, annualized	1.19%	1.20%	1.26%	1.01%	1.32%
Return on Average Equity, annualized	13.34%	13.44%	13.77%	11.22%	14.34%
Return on Average Tangible Equity, annualized [2]	14.27%	14.40%	14.72%	12.01%	15.36%
Average Earning Assets	$3,902,119	$3,858,837	$3,886,787	$3,894,287	$3,734,206
Average Paying Liabilities	2,781,985	2,808,287	2,855,884	2,841,304	2,705,283
Interest Income	34,207	30,593	28,947	28,354	29,807
Tax-Equivalent Adjustment [3]	268	269	270	285	292
Interest Income, Tax-Equivalent [3]	34,475	30,862	29,217	28,639	30,099
Interest Expense	3,306	1,555	1,122	1,152	1,169
Net Interest Income	30,901	29,038	27,825	27,202	28,638
Net Interest Income, Tax-Equivalent [3]	31,169	29,307	28,095	27,487	28,930
Net Interest Margin, annualized	3.14%	3.02%	2.90%	2.77%	3.04%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.17%	3.05%	2.93%	2.80%	3.07%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$21,448	$20,345	$18,945	$20,860	$19,423
Less: Intangible Asset Amortization	48	48	49	52	51
Net Noninterest Expense	$21,400	$20,297	$18,896	$20,808	$19,372
Net Interest Income, Tax-Equivalent	$31,169	$29,307	$28,095	$27,487	$28,930
Noninterest Income	7,827	7,744	8,162	7,589	7,694
Less: Net (Loss) Gain on Securities	95	154	130	(139)	(106)
Net Gross Income	$38,901	$36,897	$36,127	$35,215	$36,730
Efficiency Ratio	55.01%	55.01%	52.30%	59.09%	52.74%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$345,550	$356,498	$357,243	$371,186	$360,171
Book Value per Share [1]	20.91	21.60	21.66	22.47	21.83
Goodwill and Other Intangible Assets, net	23,477	23,583	23,691	23,791	23,879
Tangible Book Value per Share [1,2]	19.49	20.17	20.22	21.03	20.38

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.71%	9.60%	9.37%	9.20%	9.39%
Common Equity Tier 1 Capital Ratio	13.14%	13.14%	13.48%	13.77%	13.71%
Tier 1 Risk-Based Capital Ratio	13.85%	13.86%	14.23%	14.55%	14.51%
Total Risk-Based Capital Ratio	14.93%	14.93%	15.33%	15.69%	15.66%

Assets Under Trust Admin. & Investment Mgmt.	$1,515,994	$1,589,178	$1,793,747	$1,851,101	$1,778,659

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 23, 2022, 3% stock dividend.

2.	Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
	Total Stockholders' Equity (GAAP)	$345,550	$356,498	$357,243	$371,186	$360,171
	Less: Goodwill and Other Intangible assets, net	23,477	23,583	23,691	23,791	23,879
	Tangible Equity (Non-GAAP)	$322,073	$332,915	$333,552	$347,395	$336,292

	Period End Shares Outstanding	16,523	16,503	16,493	16,522	16,500
	Tangible Book Value per Share (Non-GAAP)	$19.49	$20.17	$20.22	$21.03	$20.38
	Net Income	12,163	11,974	12,575	10,309	12,989
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	14.27%	14.40%	14.72%	12.01%	15.36%

3.	Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.

		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
	Interest Income (GAAP)	$34,207	$30,593	$28,947	$28,354	$29,807
	Add: Tax-Equivalent adjustment (Non-GAAP)	268	269	270	285	292
	Interest Income - Tax Equivalent (Non-GAAP)	$34,475	$30,862	$29,217	$28,639	$30,099
	Net Interest Income (GAAP)	$30,901	$29,038	$27,825	$27,202	$28,638
	Add: Tax-Equivalent adjustment (Non-GAAP)	268	269	270	285	292
	Net Interest Income - Tax Equivalent (Non-GAAP)	$31,169	$29,307	$28,095	$27,487	$28,930
	Average Earning Assets	$3,902,119	$3,858,837	$3,886,787	$3,894,287	$3,734,206
	Net Interest Margin (Non-GAAP)*	3.17%	3.05%	2.93%	2.80%	3.07%

4.	Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of noninterest expense to net gross income (which equals tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at September 30, 2022 listed in the tables (i.e., 13.14%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
	Total Risk Weighted Assets	$2,856,224	$2,790,520	$2,661,952	$2,552,812	$2,511,910
	Common Equity Tier 1 Capital	375,394	366,798	358,738	351,497	344,507
	Common Equity Tier 1 Ratio	13.14%	13.14%	13.48%	13.77%	13.71%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended September 30:	2022			2021
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$209,001	$1,201	2.28%	$416,500	$163	0.16%
Investment Securities:
Fully Taxable	651,899	2,603	1.58	494,869	1,632	1.31
Exempt from Federal Taxes	169,153	785	1.84	181,111	855	1.87
Loans	2,872,066	29,618	4.09	2,641,726	27,157	4.08
Total Earning Assets	3,902,119	34,207	3.48	3,734,206	29,807	3.17
Allowance for Credit Losses	(28,006)			(27,040)
Cash and Due From Banks	32,475			38,036
Other Assets	141,150			156,839
Total Assets	$4,047,738			$3,902,041
Deposits:
Interest-Bearing Checking Accounts	$996,116	267	0.11	$923,002	155	0.07
Savings Deposits	1,549,451	2,469	0.63	1,496,938	424	0.11
Time Deposits of $250,000 or More	49,459	89	0.71	71,435	39	0.22
Other Time Deposits	136,834	150	0.43	141,721	133	0.37
Total Interest-Bearing Deposits	2,731,860	2,975	0.43	2,633,096	751	0.11
Short-Term Borrowings	—	—		2,012	—	—
FHLBNY Term Advances & Other Long-Term Debt	45,000	283	2.50	65,000	370	2.26
Finance Leases	5,125	48	3.72	5,175	48	3.68
Total Interest-Bearing Liabilities	2,781,985	3,306	0.47	2,705,283	1,169	0.17
Noninterest-bearing deposits	866,659			802,837
Other Liabilities	37,419			34,537
Total Liabilities	3,686,063			3,542,657
Stockholders’ Equity	361,675			359,384
Total Liabilities and Stockholders’ Equity	$4,047,738			$3,902,041
Net Interest Income		$30,901			$28,638
Net Interest Spread			3.01%			3.00%
Net Interest Margin			3.14%			3.04%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	9/30/2022	12/31/2021	9/30/2021
Loan Portfolio
Commercial Loans	$138,973	$172,518	$188,191
Commercial Real Estate Loans	679,217	628,929	615,080
Subtotal Commercial Loan Portfolio	818,190	801,447	803,271
Consumer Loans	1,055,585	920,556	921,189
Residential Real Estate Loans	1,051,019	945,938	930,291
Total Loans	$2,924,794	$2,667,941	$2,654,751
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$28,090	$26,956	$27,010
Loans Charged-off	(1,147)	(719)	(444)
Less Recoveries of Loans Previously Charged-off	574	486	291
Net Loans Charged-off	(573)	(233)	(153)
Provision for Credit Losses	1,715	558	99
Allowance for Credit Losses, End of Quarter	$29,232	$27,281	$26,956
Nonperforming Assets
Nonaccrual Loans	$8,812	$10,764	$10,723
Loans Past Due 90 or More Days and Accruing	514	823	555
Loans Restructured and in Compliance with Modified Terms	82	77	67
Total Nonperforming Loans	9,408	11,664	11,345
Repossessed Assets	604	126	272
Other Real Estate Owned	—	—	79
Total Nonperforming Assets	$10,012	$11,790	$11,696

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.08%	0.03%	0.02%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.24%	0.08%	0.01%
Allowance for Credit Losses to Period-End Loans	1.00%	1.02%	1.02%
Allowance for Credit Losses to Period-End Nonperforming Loans	310.71%	233.89%	237.60%
Nonperforming Loans to Period-End Loans	0.32%	0.44%	0.43%
Nonperforming Assets to Period-End Assets	0.24%	0.29%	0.29%

Nine Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$27,281		$29,232
Impact of the Adoption of ASU 2016-13	—		(1,300)
Loans Charged-off	(2,883)		(1,520)
Less Recoveries of Loans Previously Charged-off	1,445		830
Net Loans Charged-off	(1,438)		(690)
Provision for Loan Losses	3,389		(286)
Allowance for Loan Losses, End of Period	$29,232		$26,956

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.07%		0.03%
Provision for Loan Losses to Average Loans, Annualized	0.16%		(0.01)%